[Letterhead of Madsen & Associates, CPA's, Inc.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 13, 2005, accompanying the audited financial statements of Oak Ridge Micro-Energy, Inc. at December 31, 2004, and the related statements of operations, stockholders' equity, and cash flows and for the years ended December 31, 2004 and 2003 and hereby consent to the inclusion and reference to our firm under caption "Experts" in the report in a Registration Statement on Form S-8.

                               /s/ Madsen & Associates, CPA's Inc.

March 24, 2006                 Madsen & Associates, CPA's Inc.